UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 3, 2013
Date of Earliest Event Reported: October 1, 2013

Calpian, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-53997	20-8592825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 758-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2013, Calpian, Inc. (the “Company”) hired Scott S. Arey, age 51 as its Chief Financial Officer (Principal Financial and Principal Accounting Officer).

From 2009 to 2013, Mr. Arey was Chief Financial Officer and Corporate Secretary of Alsbridge, Inc., a provider of IT sourcing advisory and benchmarking services to C-level executives.  From 2007 to 2009, Mr. Arey was CFO of Journey Education Marketing, a multi-channel software marketer to the K-12 and post secondary academic markets.  Mr. Arey started his career with KPMG Peat Marwick.

Mr. Arey holds a Bachelor of Arts in economics and a Bachelor of Arts (with honors) in public policy from Stanford University.  There are no family relationships between Mr. Arey and any officer or director of the Company.

The Company agreed to the following compensation material compensation terms: (i) annual salary of $225,000; (ii) an annual bonus at the discretion of the Company’s Board of Directors; (iii) an option to purchase 400,000 shares of the Company’s common stock having an exercise price of $1.35 per share and subject to a four-year claw back provision; and (iv) other benefits commensurate with those of an executive officer.

In connection with Mr. Arey’s appointment as the Company’s Chief Financial Officer, on October 1, 2013, David N. Pilotte’s resignation as the Company’s Chief Financial Officer became effective, as previously announced on the Company’s Form 8-K filed August 16, 2013.  Mr. Pilotte will remain a consultant to the Company for a transitional period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CALPIAN, INC.

Date: October 3, 2013	By:	/s/ / Scott S. Arey
Scott S. Arey
Chief Financial Officer

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